                                                                   Exhibit 10.87

                           ASSET PURCHASE AGREEMENT

                                    Between

                         AIRADIGM COMMUNICATIONS, INC.

                                      and

                             RW ACQUISITION L.L.C

                           Dated as of June 2, 2000

                               TABLE OF CONTENTS

                                                                                                    Page

ARTICLE I. DEFINITIONS.............................................................................  1
           -----------

ARTICLE II. PURCHASE AND SALE OF ASSETS; PAYMENT OF CONSIDERATION.................................  10
            -----------------------------------------------------

         2.1      Purchase and Sale of Purchased Assets...........................................  10
         2.2      Payment of Consideration........................................................  12
         2.3      Assumption of Obligations.......................................................  12
         2.4      Management Agreement; Working Capital Loan......................................  12
         2.5      No Expansion of Third-Party Rights..............................................  13
         2.6      [Intentionally Omitted].........................................................  13
         2.7      Allocation of Purchase Price....................................................  13

ARTICLE III. CLOSING..............................................................................  13
             -------

         3.1      Time and Place of Closing.......................................................  13
         3.2      Closing Actions and Deliveries..................................................  13
         3.3      Closing Costs; Taxes and Fees...................................................  16

ARTICLE IV. COVENANTS.............................................................................  16
            ---------

         4.1      Consummation of Transactions....................................................  16
         4.2      Confidentiality.................................................................  17
         4.3      Covenants of Airadigm...........................................................  18
         4.4      Employees.......................................................................  20
         4.5      Non-Solicitation................................................................  20
         4.6      Lien Searches...................................................................  20
         4.7      [Intentionally Omitted].........................................................  20
         4.8      [Intentionally Omitted].........................................................  20
         4.9      [Intentionally Omitted].........................................................  21

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF AIRADIGM.............................................  21
           ------------------------------------------

         5.1      Organization, Power and Authority...............................................  21
         5.2      Consents; No Conflicts..........................................................  21
         5.3      Litigation......................................................................  22
         5.4      FCC Compliance..................................................................  22
         5.5      Brokers.........................................................................  22
         5.6      Licenses........................................................................  22
         5.7      [Intentionally Omitted].........................................................  22
         5.8      Title to Purchased Assets; Encumbrances; Future Operations......................  23
         5.9      Assigned Agreements.............................................................  24
         5.10     Environmental and Safety Laws...................................................  24
         5.11     Compliance With Laws............................................................  25
         5.12     Subsidiaries and Interests in Other Entities.  (a)..............................  25
         5.13     Financial Statements............................................................  26
         5.14     Undisclosed Liabilities.........................................................  26

         5.15     Assigned Agreements.............................................................  26
         5.16     No Violations...................................................................  28
         5.17     Taxes.  ........................................................................  28
         5.18     Conduct of Business; Absence of Adverse Changes.................................  28
         5.19     Intellectual Property; Trade Secrets; Software..................................  29
         5.20     Compliance with Laws............................................................  32
         5.21     Employees and Compensation......................................................  32
         5.22     Employee Benefits.  ............................................................  33
         5.23     Insurance.......................................................................  34
         5.24     Year 2000 Compliance............................................................  34
         5.25     [Intentionally Omitted].........................................................  34
         5.26     Banking Relationships; Investments..............................................  34
         5.27     Accounts Receivable.............................................................  35
         5.28     [Intentionally Omitted].........................................................  35
         5.29     Transactions with Affiliates....................................................  35
         5.30     Bankruptcy......................................................................  35

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................  36
            ---------------------------------------------

         6.1      Organization, Power and Authority...............................................  36
         6.2      Consents; No Conflicts..........................................................  37
         6.3      Litigation......................................................................  37

ARTICLE VII. CLOSING CONDITIONS...................................................................  37
             ------------------

         7.1      Conditions to Obligations of All Parties........................................  37
         7.2      Conditions to Obligations of the Company........................................  38
         7.3      Conditions to the Obligations of Airadigm.......................................  39

ARTICLE VIII. SURVIVAL AND INDEMNIFICATION........................................................  39
              ----------------------------

         8.1      Survival........................................................................  39

ARTICLE IX. TERMINATION...........................................................................  40
            -----------

         9.1      Termination.....................................................................  40
         9.2      Effect of Termination...........................................................  40

ARTICLE X. MISCELLANEOUS PROVISIONS...............................................................  41
           ------------------------

        10.1      Amendment and Modification......................................................  41
        10.2      Waiver of Compliance; Consents..................................................  41
        10.3      Notices.........................................................................  41
        10.4      Designated Purchasers...........................................................  42
        10.5      Parties in Interest; Assignment.................................................  42
        10.6      Applicable Law..................................................................  42
        10.7      Counterparts....................................................................  43
        10.8      Interpretation..................................................................  43

         10.9     Entire Agreement................................................................  43
         10.10    [Intentionally Omitted].........................................................  43
         10.11    Specific Performance............................................................  43
         10.12    Remedies Cumulative.............................................................  43
         10.13    Severability....................................................................  43
         10.14    Beneficiaries of Agreement......................................................  44
         10.15    Guarantee.......................................................................  44

Schedules
---------

Schedule I                         PCS Licenses

Schedule II                        Schedule of FCC Debt

Schedule III                       FCC Promissory Note and Security Agreement

Schedule 2.1(b)                    Schedule of Equipment

Schedule 2.1(c)                    Assigned Leases

Schedule 2.1(d)                    Excluded Leases

Schedule 2.2                       Plan Term Sheet

Schedule 2.4(a)                    Construction Management Agreement

Schedule 2.4(b)                    Loan Letter of Intent

Schedule 2.7                       Allocation of Purchase Price

Schedule 3.2(a)                    Instrument of Assignment of PCS Licenses

Schedule 3.2(b) Bill of Sale and Assignment of Purchased Assets (other than PCS Licenses)

Schedule 3.2(e)(i)                 Assignment and Assumption of Obligations
                                   (except for FCC Debt)

Schedule 3.2(f)(i)(A)              Form of Confirmation Order

Schedule 3.2(f)(i)(E)              Form of Opinion of FCC Counsel to Airadigm

Schedule 3.2(f)(i)(K)(I)           Form of Estoppel Certificate

Schedule 3.2(f)(i)(K)(II)          Assigned Leases Requiring Estoppel
                                   Certificates

Schedule 4.4                       Employees Offered Employment by the Company

Schedule 5.2                       Consents

Schedule 5.3                       Litigation

Schedule 5.4                       FCC Compliance Exceptions

Schedule 5.8 (a)                   Liens on Purchased Assets

Schedule 5.8(b)                    Depreciable Purchased Assets

Schedule 5.8(c)                    Assigned Lease Exceptions

Schedule 5.8(d)                    Automobiles

Schedule 5.8(e)                    Real Property

Schedule 5.9(a)                    Payments under Assigned Agreements

Schedule 5.9(b)                    Cancellation or Default under Assigned
                                   Agreements

Schedule 5.13                      Financial Statements

Schedule 5.14                      Unfunded Liabilities

Schedule 5.17                      Tax Exceptions

Schedule 5.18                      Conduct of Business

Schedule 5.19(a)                   Intellectual Property

Schedule 5.19(b)                   Trade Secrets

Schedule 5.19(c)                   Software

Schedule 5.20                      Permits

Schedule 5.21(a)                   Employment Contracts

Schedule 5.21(b)                   Obligations under Employment Laws

Schedule 5.22                      Employee Plans and Benefit Arrangements

Schedule 5.23                      Insurance

Schedule 5.26                      Bank Relationships

Schedule 5.29                      Transactions with Affiliates

Schedule 6.2                       Company Consents

                           ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of June 2, 2000,
                                         ---------
between AIRADIGM COMMUNICATIONS, INC., a Wisconsin corporation and as debtor-in-possession ("Airadigm") and RW ACQUISITION L.L.C. a Delaware limited liability
             --------
company (the "Company").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Airadigm has been granted the fifteen (15) PCS Licenses described on Schedule I for 15 BTAs in Wisconsin and Iowa (the "PCS Licenses");
                                                                ------------

          WHEREAS, Airadigm has been informed that, because it failed to make certain payments to the FCC during its bankruptcy, the PCS Licenses are subject to automatic cancellation;

          WHEREAS, Airadigm has petitioned for regulatory relief in order to secure its claim to the PCS Licenses;

          WHEREAS, the Company wishes to acquire from Airadigm, and Airadigm wishes to sell to the Company, substantially all of the assets of Airadigm, including without limitation the PCS Licenses, all on the terms and subject to the conditions set forth herein;

          WHEREAS, Airadigm filed a petition for relief under Chapter 11 of the United States Bankruptcy Code on July 28, 1999 in the United States Bankruptcy Court for the Western District of Wisconsin;

          WHEREAS, Airadigm and the Company entered into a Letter of Intent, dated January 24, 2000, the terms of which were modified and then approved by the Court pursuant to its Order Granting Motion for Approval of Terms of Letter of Intent, filed on February 16, 2000;

          WHEREAS, this Agreement has been prepared in compliance with the Letter of Intent and pursuant to the Court's Order Granting Motion for Approval of Terms of Letter of Intent;

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement:

          "Administrative Claim" shall mean a Claim for administrative expenses
           --------------------
under (S) 503(b) of the Code that is entitled to priority in payment pursuant to
(S) 507(a)(1) of the Code.

          "Affected Property" means (i) any real property or facility presently
           -----------------
or previously owned by Airadigm or any of its predecessors in interest; (ii) any real property or facility presently or previously leased to Airadigm by any Person; (iii) any real property or facility presently or previously operated for Airadigm or any of its predecessors in interest by any Person; (iv) any real property or facility presently or previously used or occupied by Airadigm or any of its predecessors in interest; (v) to the extent presently or previously owned or controlled by any Stockholder or any Affiliate of any Stockholder, any real property adjacent to any real property or facility described in (i) through
(iv); and/or (vi) any real property or facility at which the products or equipment of Airadigm or any of its predecessors in interest have been or are being installed or used.

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled")
                  -------                        -----------       ----------
means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Agreement" means this Asset Purchase Agreement, as the same may be
           ---------
amended, modified or supplemented in accordance with the terms hereof.

          "Airadigm" has the meaning set forth in the preamble.
           --------

          "Airadigm Material Adverse Effect" means a material adverse effect on
           --------------------------------
the Purchased Assets, taken as a whole, or the Transactions.

          "Allowed Claim" shall mean any Claim, proof of which is filed on or
           -------------
before the date designated by the Court as the last date for filing proofs of claim with respect to such Claim, or which has been or hereafter is scheduled by the Debtor as liquidated in amount and not disputed or contingent and in either case, a Claim (a) as to which no objection to the allowance thereof has been filed within the applicable period of limitation fixed by the Code, the Bankruptcy Rules or an order of the Court, or (b) as to which any objection has been determined by an order or judgment of the Court allowing such Claim in whole or in part that is no longer subject to appeal, review or certiorari
                                                                ----------
proceeding, and as to which no appeal, review or certiorari proceeding is
                                                 ----------
pending.

          "Assigned", "Assumed" and "Purchased" as used in the phrases "Assigned
           --------    -------       ---------
Agreements", "Assigned Leases", "Assigned Other Agreements", "Assumed Liabilities" and "Purchased Assets" refers to actions to be taken at the Closing (as hereinafter defined). This Agreement is not intended to, and does not constitute, the present assignment or purchase of any agreement, lease or other assets of Airadigm or the present assumption of any liability of Airadigm, all of which are to be effected at Closing by the execution and delivery of appropriate instruments.

          "Assigned Agreements" has the meaning set forth in Section 2.1(d).
           -------------------

          "Assigned Leases" has the meaning set forth in Section 2.1(c).
           ---------------

          "Assigned Other Agreement" has the meaning set forth in Section
           ------------------------
2.1(d).

          "Assumed Liabilities" has the meaning set forth in Section 2.3.
           -------------------

          "AWS" means AT&T Wireless Services, Inc.
           ---

          "Base Balance Sheet" means the balance sheet of Airadigm as of March
           ------------------
31, 2000, including the detailed schedule of assets and liabilities included therewith.

          "Benefit Arrangement" means any employment, severance or similar
           -------------------
contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) or any other benefit that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by Airadigm or any of its Affiliates, and (iii) covers any Employee or former employee of Airadigm.

          "Business Day" means any day other than a Saturday, Sunday or a legal
           ------------
holiday in New York, New York or any other day on which commercial banks in New York, New York are authorized by law or governmental decree to close.

          "BTA" means the unit of division (of which there are four hundred
           ---
ninety-three (493)) for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the FCC of a portion of the License for PCS Systems for Basic Trading Areas, as defined by the FCC.

          "Case" shall mean the Chapter 11 case filed by Airadigm in the Court
           ----
under Case No. 99-33500.

          "Cash Payment" has the meaning set forth in Section 2.2(a)(i).
           ------------

          "Claim" shall mean any right in existence on the Confirmation Date
           -----
against the Debtor to (a) payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) an equitable remedy for a breach of performance if the breach would give rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Code" shall mean the Bankruptcy Reform Act of 1978, as amended, 11
           ----
U.S.C. (S)(S) 101 et seq.
                  -- ---

          "Company" has the meaning set forth in the preamble.
           -------

          "Company Material Adverse Effect" means a material adverse effect on
           -------------------------------
the business, financial condition, assets, liabilities or results of operations, taken as a whole, of the Company.

          "Confidential Information" means any and all information regarding the
           ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium that is, when it is being disclosed to another Person, nonpublic information and identified as confidential in writing, in the case of written information, or verbally, in the case of oral information.

          "Confirmation Date" is the date on which the Confirmation Order is
           -----------------
entered by the Court.

          "Confirmation Order" shall mean the order of the Court confirming the
           ------------------
Plan pursuant to Section 1129 of the Code.

          "Consents" means all consents and approvals of Governmental
           --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Company to operate its business after the Closing Date as currently contemplated.

          "Court" shall mean the United States Bankruptcy Court for the Western
           -----
District of Wisconsin (the "Bankruptcy Court"), in which the Case is pending pursuant to referral of jurisdiction by the United States District Court for the Western District of Wisconsin, and any other court having competent jurisdiction to enter final orders or judgments, conduct de novo review of issues and
                                            -- ----
withdraw any portion of the Case from the Bankruptcy Court, and any court having competent jurisdiction to hear appeals or certiorari proceedings from any of the
                                          ----------
foregoing.

          "Covered BTAs" has the meaning set forth in the recitals for the 15
           ------------
BTAs in Wisconsin and Iowa covering the following:

  BTA                MARKET NAME                   FREQUENCY
  ---                -----------                   ---------

  18                 Appleton, Wisconsin           C
  70                 Cedar Rapids, Iowa            C
  118                Dubuque, Iowa                 F
  123                Eau Claire, Wisconsin         C
  148                Fond du Lac, Wisconsin        C
  173                Green Bay, Wisconsin          C
  216                Janesville, Wisconsin         C
  234                La Crosse, Wisconsin          C
  272                Madison, Wisconsin            C
  276                Manitowoc, Wisconsin          C
  279                Marinette, Wisconsin          F
  417                Sheboygan, Wisconsin          C

  432                Stevens Point, Wisconsin      C
  462                Waterloo, Iowa                C
  466                Wausau, Wisconsin             C

          "Cure Amounts" has the meaning set forth in Section 2.2.
           ------------

          "Debtor" shall mean Airadigm Communications, Inc., the debtor-in-
           ------
possession in the Case.

          "Disclosure Statement" means the disclosure statement filed pursuant
           --------------------
to 11 U.S.C. (S) 1125 by Airadigm in connection with the Plan and approved by the Court.

          "Disclosure Statement Order" means a Final Order of the Court
           --------------------------
approving the Disclosure Statement pursuant to Section 1125 of the Code.

          "Employees" means the employees of Airadigm as of the date hereof.
           ---------

          "Employee Plan" means any "employee benefit plan", as defined in
           -------------
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Airadigm or any of its Affiliates, and (iii) covers any Employee or former employee of Airadigm.

          "Employment Contract" has the meaning set forth in Section 5.21(a).
           -------------------

          "Environmental Claim" means any claim, order, investigation, action,
           -------------------
suit, proceeding, injunction, demand or violation of any Environmental Law or liability under any Environmental Law or liability under common law with respect to pollution and/or protection of human health and/or the environment (including any release, emission, discharge, presence or disposal of any Materials of Environmental Concern), including, without limitation, any claim, order investigation, action, suit, proceeding, injunction, demand or violation with respect to health effects to persons, personal injury, investigation and cleanup costs, property damage and/or damage to natural resources brought or alleged by any governmental, quasi-governmental or regulatory authority, agency, department, commission, board, agency or instrumentality of the United States, any foreign country, or any state, or any political subdivision thereof, or from any director, officer, employee, agent, contractor or any other private or third party, and any notice, whether oral or written, advising Airadigm of any of the foregoing or of any fact, event or condition which could reasonably be the basis for the assertion of any of the foregoing.

          "Environmental Laws" means: the Comprehensive Response, Compensation
           ------------------
and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA") and/or the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA") and/or the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.) ("TSCA") and/or the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.) ("FIFRA") and/or the Clean Air Act (42 U.S.C. (S) 7401 et seq.) ("CAA") and/or the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.) ("FWPCA") and/or the Safe Drinking Water Act (42 U.S.C. (S) 300f et seq.) ("SDWA") and/or the Oil Pollution Act of 1990 (33 U.S.C. (S)(S) 2701-
2761) ("OPA") and/or the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. (S)(S) 11001-11050)

("EPCRKA") including any amendments or extensions thereof; and all statutes, laws, regulations, rules, ordinances, codes, licenses, permits, guidelines, standards, orders, requirements, approvals and similar items of all governmental agencies, departments, commissions, boards and instrumentalities of the United States, any foreign country, or any state, or any political subdivision thereof relating to pollution and/or the protection of human health and/or the environment, including, without limitation, those relating to reporting, licensing, permitting, investigating, removing or remediating Materials of Environmental Concern.

          "Excluded Assets" shall mean the following assets of Airadigm: minute
           ---------------
books, stock records, accounting records, tax refunds, corporate franchise, leases and other agreements that are not Assigned Agreements, and the consideration delivered to Airadigm pursuant to this Agreement; provided, however, that to the extent that Airadigm or any other party in interest retain any claims or causes of action under the Plan, the Company will provide reasonable access to all records relating to such claims.

          "Excluded Liabilities" has the meaning set forth in Section 2.3.
           --------------------

          "FCC" means the Federal Communications Commission or similar
           ---
regulatory authority established in replacement thereof.

          "FCC Debt" means the outstanding balance (including principal and
           --------
accrued suspended interest) of approximately 74.3 Million Dollars ($74,300,000) due to the United States Department of the Treasury incurred in connection with Airadigm's acquisition of the PCS Licenses, plus all accrued interest and other obligations incident to license ownership payable through the FCC-Sanctioned Cost Clearing House, if any, attributable to the PCS Licenses, as of the Closing Date, as set forth more particularly on Schedule II. A copy of the promissory notes and security agreement executed by Airadigm and delivered to the FCC related to Airadigm's acquisition of the PCS Licenses is set forth on Schedule III attached hereto.

          "FCC Law" means the Communications Act of 1934, as amended, including
           -------
as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

          "FCC Payment" has the meaning set forth in Section 2.2(a).
           -----------

          "FCC Petition" means Airadigm's Contingent Emergency Petition for
           ------------
Reinstatement or in the Alternative for Waiver, filed with the FCC February 7, 2000.

          "FCC Public Notice" means the public notice issued by the Federal
           -----------------
Communications Commission announcing the application for consent to the License Transfer.

          "Final FCC Order" has the meaning set forth in Section 7.1(b).
           ---------------

          "Final Order" means an order or judgment of a court, governmental
           -----------
agency or commission, or regulatory or administrative authority or instrumentality, the implementation, operation or effect of which has not been stayed and as to which order or judgment (or any revision, modification or amendment thereof acceptable to the Company) the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari has been taken.

          "Final Purchase Price" has the meaning set forth in Section 2.2(b).
           --------------------

          "Financial Statements" has the meaning set forth in Section 5.13.
           --------------------

          "Governmental Authority" means a Federal, state or local court,
           ----------------------
legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations promulgated thereunder.

          "Independent Accountant" means PricewaterhouseCoopers.
           ----------------------

          "Intellectual Property" shall mean and include all patents,
           ---------------------
trademarks, service marks, trade names, copyrights, mask works, inventions, processes, trade secrets, know-how, software and any documentation relating to the manufacture, marketing, installation, service and operation of products and all rights relating thereto.

          "Investments" has the meaning set forth in Section 5.26.
           -----------

          "Law" means applicable common law and any statute, ordinance, code or
           ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "License Transfer" has the meaning set forth in Section 3.2(a).
           ----------------

          "Lien" means, with respect to any asset, any claim, mortgage, lien,
           ----
pledge, charge, security interest, hypothecation, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "LOI" means the Letter of Intent, dated January 24, 2000, between
           ---
Airadigm and the Company as modified by the LOI Order.

          "LOI Order" means the Order entered by the Court on February 16, 2000,
           ---------
that approves and modifies the LOI.

          "Materials of Environmental Concern" means any substance:  (a) the
           ----------------------------------
presence of which requires investigation or remediation under any Environmental Law; or (b) which is defined as a "hazardous waste," "hazardous substance," "hazardous material," toxic substance, pollutant or contaminant under any Environmental Law; or (c) which is identified under any Environmental Laws as toxic, explosive, corrosive, flammable, ignitable, reactive, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes restricted or regulated by any governmental, quasi-governmental or regulatory authority, agency, department, commission, board, agency or instrumentality of the United States, any foreign country, or any state, or any political subdivision thereof; or (d) without limitation, which includes or contains gasoline, diesel fuel or other petroleum hydrocarbons or byproducts.

          "OEDA" shall mean the Oneida Enterprise Development Authority.
           ----

          "PCS" means Personal Communications Services, which is the term that
           ---
describes the services that may be provided as a result of obtaining the PCS Licenses under FCC Law.

          "PCS Licenses" has the meaning set forth in the recitals.
           ------------

          "Permits" has the meaning set forth in Section 5.20.
           -------

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, trust, unincorporated organization, or other legal entity.

          "Petition Date" shall mean the date on which Airadigm filed its
           -------------
petition for relief commencing the Case, which was July 28, 1999.

          "Plan" shall mean the Plan of Reorganization filed by Airadigm and
           ----
confirmed by the Court by the Confirmation Order.

          "Plan Term Sheet" means the term sheet set forth in Schedule 2.2.
           ---------------

          "Purchase Price" has the meaning set forth in Section 2.2(a).
           --------------

          "Purchased Assets" means the assets described in Section 2.1.
           ----------------

          "Rejection Claims" shall mean Claims that are allowed claims arising
           ----------------
pursuant to Section 502(g) of the Code from the rejection of an executory contract or unexpired lease of Airadigm that has not been assumed.

          "Related Agreements" means each of the instruments, documents,
           ------------------
certificates and agreements required or contemplated to be executed, delivered and performed by a party hereunder and thereunder to which such party is or will be a party.

          "Representatives" has the meaning set forth in Section 4.2(a).
           ---------------

          "Returns" shall mean all federal, state, local and foreign Tax
           -------
returns, reports, statements, forms or other documents or information which are required to be filed by, or with respect to, Airadigm.

          "Right to Match," as used in Section 4.5(b), has the meaning set forth
           --------------
in Section 1.5 of the LOI.

          "Search Results" has the meaning set forth in Section 4.6.
           --------------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Software" has the meaning set forth in Section 5.19(c).
           --------

          "Stockholders" means the current holders of capital stock of Airadigm.
           ------------

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Tax" (including, with correlative meaning, the terms "Taxes" and
           ---
"Taxable") shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Code" means the Internal Revenue Code of 1986, as amended.
           --------

          "Technical Information" has the meaning set forth in Section 5.19(b).
           ---------------------

          "TeleCorp" has the meaning set forth in Section 10.4.
           --------

          "Third Party Proposal" has the meaning specified in Section 4.5(a).
           --------------------

          "Transactions" means the transactions contemplated by this Agreement.
           ------------

          "Year 2000 Compliant" shall mean, with respect to any and all of
           -------------------
Airadigm's information technology, that such information technology accurately processes date/time data (including, but not limited to, importing, exporting, calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, to the extent that other information technology of Airadigm or others, used in combination with Airadigm' information technology, properly exchanges date/time data with it.

          When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                  ARTICLE II.
             PURCHASE AND SALE OF ASSETS; PAYMENT OF CONSIDERATION
             -----------------------------------------------------

2.1  Purchase and Sale of Purchased Assets.  Upon the terms and subject to the
     -------------------------------------
conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, at the Closing, Airadigm shall sell, transfer, assign, convey and deliver to the Company, or one or more Designated Purchasers (as the Company may direct), free and clear of all Liens and Claims (other than those arising under any of the obligations being assumed by the Company pursuant to Section 2.3), and the Company shall purchase, acquire and accept from Airadigm, all of the assets of Airadigm as the same exist at the Closing Date, other than the Excluded Assets, including without limitation the following (collectively, the "Purchased Assets"):
                              ----------------

     (a)  the PCS Licenses;

     (b) the towers, antennas, computer hardware and software, cabling, switches, radios and radio transmission and recovery equipment, transmission lines, air conditioning units, shelters and other fixtures owned or leased by Airadigm and utilized solely in connection with the development of a PCS system in the Covered BTAs and set forth on Schedule 2.1(b);
                                     ---------------
     (c)  each of the real property and equipment leases described on Schedule
                                                                      --------
2.1(c) (collectively, the "Assigned Leases") entered into by Airadigm in
------                     ---------------
connection with the development of a PCS system in the Covered BTAs except those that are identified on Schedule 2.1(d); provided, that the Company shall have
                       ---------------
the right to reject by written notice to Airadigm any lease in which the Company is concerned about potential environmental liability based on its review of all of Airadigm's Phase I and other environmental surveys, such notice to be delivered within nine business days of Airadigm making such documentation for such site available to the Company;

     (d)  each of the other agreements described on Schedule 2.1(c)
                                                    ---------------
(collectively, the "Assigned Agreements"), except those agreements set forth on
                    -------------------
Schedule 2.1(d);
---------------

     (e) all prepaid property taxes, prepaid rent and other prepaid expenses and deposits of Airadigm relating to the development of a PCS system in the Covered BTAs;

     (f) all rights and benefits obtained by Airadigm in respect of microwave clearing of the frequencies covered by the PCS Licenses;

     (g)  all cash on hand, cash equivalents, and accounts receivable;

     (h) all machinery, equipment, fixtures, computer hardware and software, tools, supplies, spare parts, furniture, vehicles and other tangible personal property and assets owned by Airadigm;

     (i) all accounts and other rights to receive payments from customers of Airadigm as of the Closing Date, including all accounts representing amounts receivable in respect of services rendered to customers of Airadigm on or prior to the Closing Date, and the full benefit of all securities for such accounts or debts;

     (j) all of Airadigm's interest in (including all rights, benefits and obligations) all written or oral contracts, agreements, indentures, notes, bonds, loans, instruments, leases, conditional sales contracts, mortgages, licenses, franchises, insurance policies, commitments or other arrangements or agreements and understandings, and all outstanding offers or solicitations to enter into any of the foregoing, except for the Excluded Assets;

     (k) all approvals, consents, licenses, permits, waivers, or other authorizations issued, granted, given, or otherwise made available by or under the authority of any nation or government, any state or other political subdivision thereof and an entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government or pursuant to any constitution, law, ordinance, regulation, statute or treaty of any Governmental Authority or any principal of common law owned, held or utilized by Airadigm in connection with the ownership and operation of the Purchased Assets, and all pending applications therefor, in each case to the extent transferable to the Company;

     (l) all operating data and records of Airadigm, including client and customer lists and records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, copies of financial, accounting and personnel records, correspondence and other similar documents and records;

     (m) all of the intangible and Intellectual Property of Airadigm, including all software (including all source codes and object codes), products, trade secrets, know-how, processes, methods, plans, research data, marketing plans and strategies, forecasts, trademarks, service marks, trade names, patents and patent rights, logos and copyrights and all applications for trademark, service mark, trade name, patent and copyright registrations;

     (n) all claims of Airadigm against third parties relating to the Purchased Assets, whether choate or inchoate, known or unknown, contingent or otherwise, to the extent that such claims are not released or reserved under the Plan;

     (o) all insurance proceeds arising in connection with damage to the Purchased Assets occurring prior to the Closing Date, to the extent not expended for the repair or restoration of the Purchased Assets;

     (p)  the going concern value and goodwill of Airadigm; and

     (q) all other assets, real and personal, tangible and intangible that are not Excluded Assets.

2.2  Payment of Consideration.
     ------------------------

     (a) Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, at the Closing, in consideration of the acquisition of the Purchased Assets, the Company shall pay to Airadigm One Hundred and Forty-eight Million, Two Hundred and Eleven Thousand and Eleven Dollars ($148,211,011) (the "Purchase Price"),
                                                            --------------
which Purchase Price is set forth in the Plan Term Sheet (Schedule 2.2 hereto)
                                                          ------------
and shall consist of:

          (i) Seventy-three Million, Nine Hundred Sixty-nine Thousand ($73,969,000) (the "Cash Payment"), to be paid by wire transfer of immediately
                    ------------
available funds to Airadigm; and

          (ii) Seventy-four Million Two Hundred and Seventy-two Thousand and Eleven Dollars ($74,272,011) plus interest (as provided under the terms of the FCC Debt) from January 24, 2000, either (A) to be paid to the FCC in full satisfaction of the FCC Debt (the "FCC Payment"), or (B) to be assumed as
                                   -----------
the FCC Debt if permitted by the FCC in lieu of making the FCC Payment, or (C) to be forgiven in the event that the Company has loaned to Airadigm the funds to pay in full the FCC Debt and Airadigm has made such payment.

     (b) The Purchase Price shall be also subject to upward adjustment in accordance with (i) the amounts to cure defaults under any of the Assigned Leases and Assigned Other Agreements pursuant to Section 365(b) and (f) of the Code ("Cure Amounts"), and (ii) the amount to pay Buyer Rejection Claims, all as
       ------------
more specifically set forth in the Plan Term Sheet and the Plan, and (iii) the amount of any additional borrowing incurred by Airadigm to finance its working capital needs on or after the date hereof as provided for herein. The Purchase Price as so adjusted shall constitute the "Final Purchase Price".
                                           --------------------

2.3  Assumption of Obligations.  Subject to the limitations set forth in the
     -------------------------
Plan Term Sheet, on and as of the Closing Date, the Company (or, if applicable, any Designated Purchaser) shall assume and agree to discharge and perform, when due, those liabilities and obligations of Airadigm accruing, arising out of or relating to events or occurrences on or after the Closing Date under the Assigned Agreements or otherwise agreed to by the Company (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, neither the Company
 -------------------
(nor any Designated Purchaser) nor any of its Affiliates shall assume or in any way undertake to pay, perform, satisfy or discharge any liabilities and obligations of Airadigm, and Airadigm agrees to pay and satisfy when due or have discharged pursuant to the Plan and the Confirmation Order any liabilities and obligations relating to or arising out of the ownership and operation of the Purchased Assets other than the Assumed Liabilities (collectively, the "Excluded
                                                                        --------
Liabilities").
-----------

2.4  Construction Management Agreement; Working Capital Loan.  The Company or
     -------------------------------------------------------
its designee and Airadigm are concurrently executing a construction management agreement in the form attached as Schedule 2.4(a). The Company or its designee
                                  ---------------
and Airadigm shall also use commercially reasonable efforts to negotiate and execute loan documents in order for the Company or its designee to provide Airadigm with a working capital loan, such loan to be made on terms and conditions substantially as set forth in the letter of intent attached hereto as

Schedule 2.4(b). Such loan documents shall be in full compliance with all FCC
---------------
Law and on terms and conditions acceptable to the Court.

2.5  No Expansion of Third-Party Rights.  The assumption by the Company of the
     ----------------------------------
Assumed Liabilities, and the transfer thereof by Airadigm to the Company (or if applicable, the Company and any Designated Purchasers), shall in no way expand the rights or remedies of any third-party against the Company (and, if applicable, such Designated Purchasers) as compared to the rights and remedies that such third-party would have had against Airadigm had the Company (and, if applicable, such Designated Purchasers) not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by the Company (and, if applicable, such Designated Purchasers) of the Assumed Liabilities shall not create any third-party beneficiary rights.

2.6  [Intentionally Omitted].
     -----------------------

2.7  Allocation of Purchase Price.  The preliminary allocation of the Purchase
     ----------------------------
Price among the Purchased Assets is set forth in Schedule 2.7. The parties agree that such allocation shall be made based upon the relative fair market values of the Purchased Assets as of the Closing Date. In the absence of mutual agreement within such period, the parties shall submit promptly the determination of such allocation to the Independent Accountant who will be engaged by the parties to allocate the Purchase Price among the Purchased Assets based upon their relative fair market values as of the Closing Date. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne equally by the parties. The Company and Airadigm agree to file all tax returns and reports, including Internal Revenue Service Form 8594, in accordance with such allocation and not to take any position inconsistent therewith unless required to do so pursuant to a "determination" as such term is defined in Section 1313 of the Tax Code.

                                 ARTICLE III.
                                    CLOSING
                                    -------

3.1  Time and Place of Closing.  Upon the terms and subject to the conditions
     -------------------------
hereof, the closing of the Transactions (the "Closing") shall take place at the offices of Mintz Levin Cohn Ferris Glovsky & Popeo, PC, 405 Lexington Avenue, New York, New York, at 10:00 a.m. local time on the fifth Business Day after:
(1) the Final FCC Order shall have become final and non-appealable; (2) the order of any applicable state public utilities commission approving the transactions contemplated by this Agreement shall have become a Final Order; (3) the Confirmation Order shall have been entered by the Court and shall not have been reversed, vacated or stayed, and (4) all other conditions to Closing are either satisfied or waived by the party entitled to waive such conditions (the "Closing Date"). The Closing shall be deemed to have occurred as of 12:01 a.m. on the Closing Date.

3.2  Closing Actions and Deliveries.  Upon the terms and subject to the
     ------------------------------
satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the Purchased Assets and the payment of the Purchase Price in consideration therefor, the parties shall on the Closing Date take the following actions:

     (a)  Assignment of License.  Airadigm shall execute and deliver to the
          ---------------------
Company one or more instruments of assignment, substantially in the form of
Schedule 3.2(a), sufficient to assign to the Company (or any of the Designated
---------------
Purchasers) the PCS Licenses (such assignment being herein referred to as the "License Transfer").

     (b)  Assignment of Purchased Assets.  Airadigm shall execute and deliver to
          ------------------------------
the Company one or more bills of sale or instruments of assignment, substantially in the form of Schedule 3.2(b), sufficient to assign to the
                             ---------------
Company (or any of the Designated Purchasers) the Purchased Assets (other than the PCS Licenses).

     (c)  Delivery of Purchase Price.  The Company shall deliver: (i) to
          --------------------------
Airadigm, the Cash Payment by wire transfer of immediately available funds to a bank account specified in writing by Airadigm; and (ii) if applicable, to the FCC the FCC Payment by wire transfer of immediately available funds to a bank account specified by the FCC.

     (d)  [Intentionally Omitted].

     (e)  Assumption of Obligations.   The Company (or, if applicable, the
          -------------------------
appropriate Designated Purchaser) shall execute and deliver to Airadigm (i) an instrument of assumption, substantially in the form of Schedule 3.2(e)(i), in respect of the obligations to be assumed by the Company (or, if applicable, the appropriate Designated Purchaser) pursuant to Section 2.3 other than the FCC Debt, and (ii) an instrument of assumption acceptable in form and substance to the Company and the FCC in respect of the FCC Debt to be assumed by the Company (or, if applicable, any Designated Purchaser) in the event that the FCC does not require the FCC Payment specified in Section 3.2(c) above.

     (f)  Other Deliveries.
          ----------------

          (i) Airadigm shall execute and deliver or cause to be executed and delivered to the Company (or, if applicable, the appropriate Designated Purchaser) the following additional documents:

               (A) certified copy of the Confirmation Order substantially in the form of Schedule 3.2(f)(i)(A);
            ---------------------

               (B) certified copies of the Plan, the Disclosure Statement, the Disclosure Statement Order, and the Court's docket sheet in the Case as of the Closing Date;

               (C) original or copies of all Assigned Agreements to the extent not previously provided to the Company;

               (D)  [Intentionally Omitted];

               (E) the opinion of Latham & Watkins, FCC counsel to Airadigm, dated the Closing Date and addressed to the Company (or, if applicable, TeleCorp), substantially in the form of Schedule 3.2(f)(i)(E);

               (F) a certificate of an officer of Airadigm, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.2(a) and 7.2(b) and that all of the conditions precedent to the obligations of Airadigm hereunder have been waived by Airadigm or satisfied;

               (G) a certificate of an officer of Airadigm, dated the Closing Date, certifying as to (I) the resolutions adopted by Airadigm duly authorizing the execution, delivery and performance of this Agreement by Airadigm and the execution and delivery by Airadigm of all instruments and documents contemplated hereby, (II) the signatures of the Persons who have been authorized to execute and deliver this Agreement on behalf of Airadigm and any other agreement executed or to be executed in connection herewith and (III) the Articles of Incorporation and By-laws of Airadigm, in each case as amended as of the Closing Date;

               (H) a certificate of corporate status of Airadigm from the Department of Financial Institutions of Wisconsin, dated no earlier than 30 days prior to the Closing;

               (I)  all Consents set forth on Schedule 5.2;
                                              ------------

               (J) the Search Results, as set forth in Section 4.6, together with all releases and satisfaction pieces required to release the Liens on the Purchased Assets shown in the Search Results (other than Liens securing the Assumed Liabilities);

               (K) an Estoppel Certificate, to the extent such can be obtained through the exercise of commercially reasonable efforts on the part of Airadigm, substantially in the form of Schedule 3.2(f)(i)(K)(I) from each of the landlords, licensors or lessors under each of the Assigned Leases set forth in
Schedule 3.2(f)(i)(K)(II);

               (L) a certification from Airadigm under Section 1445(b)(2) of the Tax Code and the rules and regulations thereunder, in form reasonably acceptable to the Company, stating Airadigm's taxpayer identification number and that Airadigm is not a foreign person;

               (M) all such other documents and instruments as the Company or its counsel may reasonably request in order to consummate the Transactions;

          (ii) The Company shall execute and deliver or cause to be executed and delivered to Airadigm the following additional documents:

               (A)  [Intentionally omitted];

               (B)  [Intentionally omitted];

               (C) a certificate of an officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.3(a) and 7.3(b) and that all of the conditions precedent to the obligations of the Company hereunder have been waived by the Company or satisfied;

               (D) a certificate of an officer of the Company, dated the Closing Date, certifying as to (I) the resolutions adopted by the Company duly authorizing the execution, delivery and performance of this Agreement by the Company and the execution and delivery by the Company of all instruments and documents contemplated hereby and
(II) the signatures of the Persons who have been authorized to execute and deliver this Agreement on behalf of the Company and any other agreement executed or to be executed in connection herewith;

               (E) good standing certificate of the Company from the Secretary of State of Delaware, dated no earlier than 30 days prior to the Closing;

               (F) all such other documents and instruments as Airadigm or its counsel may reasonably request in order to consummate the Transactions.

3.3  Closing Costs; Taxes and Fees. The Company shall pay or cause to be paid at
     -----------------------------
the Closing or, if due prior to the Closing, shall reimburse Airadigm at Closing for, or thereafter, promptly when due: (i) all transfer taxes (including sales taxes, gross receipts taxes, stamp taxes, and other taxes) payable solely as a result of a transfer of assets pursuant to this Agreement, but excluding any federal, state, local or other jurisdictional income taxes (or franchise, excise, gross receipts or other taxes that are generally imposed on a party on a periodic basis as a result of a party's status, presence, conduct of business, holding of assets, income, revenues, activities or other items); and (ii) any fee under the HSR Act relating to the Transactions hereunder.

                                  ARTICLE IV.
                                   COVENANTS
                                   ---------

4.1  Consummation of Transactions. Each party shall use all commercially
     ----------------------------
reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement to consummate the Transactions, which efforts shall include the following:

     (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing and as more specifically set forth in Section 4.1(d)(i), to obtain all necessary Consents including the approval of this Agreement and the Transactions by all Governmental Authorities and agencies and third parties and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions, provided, however, that no filings shall be made to Governmental Authorities unless approved in advance by the Company.

     (b) Each party shall furnish to the other party all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by Airadigm or the Company or any other party in connection with the Transactions or otherwise to comply with applicable FCC Law.

     (c) Upon the request of the other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, assumption, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

     (d) Each party covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing Date as follows:

          (i) It is understood that the Closing is subject to prior approval of the FCC and may be subject to the prior approval of one or more state regulatory commissions. The parties shall use their best efforts to file with the FCC and any relevant state agency or agencies, as soon as practicable following the date hereof and only to the extent that the FCC Petition shall not be adversely affected, a joint application requesting the approval of the transfer of the Purchased Assets to the Company (or the appropriate Designated Purchaser). Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications; provided, that Airadigm shall make no material filings without the express prior consent of the Company (or TeleCorp, if applicable), which consent shall not be unreasonably withheld. The parties covenant and agree to undertake all actions reasonably requested by the FCC or other regulatory authority and to file such material as shall be necessary or required to obtain any necessary waivers or other authority from the FCC or such state agency or agencies in connection with the foregoing applications.

          (ii) As soon as practicable following the date of execution hereof, the parties shall file, or cause to be filed, with the Federal Trade Commission and the Antitrust Division of the Department of Justice any and all reports or notifications which are required to be filed under the HSR Act or other Law; provided, that Airadigm shall make no filings without the express prior consent of the Company, which consent shall not be unreasonably withheld.

          (iii) It is understood that the Closing is subject to prior approval of the Court and the entry of the Confirmation Order. The parties shall use their best efforts to file and amend, as necessary, the Disclosure Statement and the Plan, and to obtain the Disclosure Statement Order and the Confirmation Order from the Court after giving adequate notice of and opportunity for a hearing. The parties covenant and agree to undertake all actions reasonably requested or required by the Court and to file such material as shall be necessary or required promptly to obtain the Disclosure Statement Order and the Confirmation Order.

4.2  Confidentiality.
     ---------------

          Other than as specifically required by the Court or by Law:

     (a) Each party shall, and shall cause each of its directors, managers, officers, employees and agents (collectively, "Representatives") to, keep secret and retain in strictest confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Representatives and any other Person who needs to know such information for the purpose of consummating the Transactions that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this Section 4.2. Until the Closing, each party agrees to use Confidential Information received from another party only to pursue such Transactions, but not for any other purpose. All tangible embodiments of Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

          (b) The obligations set forth in Section 4.2(a) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its agents, provided, that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the providing party's agents. In addition, from and after the Closing the obligations set forth in Section 4.2(a) shall not apply to the Company with respect to Confidential Information relating to the Purchased Assets.

          (c) To the fullest extent permitted by law, if a party or any of its Representatives breaches, or threatens to commit a breach of, this Section 4.2, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section 4.2 specifically enforced by any court having jurisdiction, including the Court, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 4.2 shall be constructed to limit the right of any party to collect money damages in the event of breach of this
Section 4.2.

          (d) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party (i) to its Representatives; (ii) in any filing with any regulatory agency, court, or other authority or any disclosure to a trust of public debt of a party to the extent that the disclosing party determines in good faith that it is required by law, regulation or the terms of such debt to do so; provided, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible; (iii) as required by its existing or potential lending sources (such lending sources to acknowledge that any such confidential Information disclosed to them is subject to the provisions hereof); (iv) as required to enforce its rights under this Agreement; or (v) as required to obtain the Consents specified in Sections 7.1(a) through (c).


4.3  Covenants of Airadigm. From and after the execution and delivery of this
     ---------------------
Agreement and including the Closing Date, and except as expressly contemplated hereunder, Airadigm shall use its commercially reasonable efforts to:

     (a) Comply in all material respects with all applicable Laws relating to the PCS Licenses and the Purchased Assets or their use;

     (b) Prosecute its FCC Petition, and if such petition is granted, to maintain the PCS Licenses in full force and effect and keep each of the other Purchased Assets and Airadigm's business substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers (including preservation of goodwill) and employees;

     (c) Without the Company's prior consent, not (i) sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any of the Purchased Assets or any interest therein, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien of any nature whatsoever relating to any of the Purchased Assets or any interest therein (other than Liens securing the Assumed Liabilities or Liens approved by the Bankruptcy Court);

     (d) Deliver to the Company copies of all environmental assessment reports, if any, it has in its possession covering any real property that is leased pursuant to an Assigned Lease;

     (e) Give written notice to the Company promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to the Purchased Assets or their use, and which would reasonably be expected to have an adverse effect on any of the Purchased Assets or the Transactions;

     (f) Cause the Company to be advised promptly in writing of (i) any event, condition or state of facts known to Airadigm, which has had or would reasonably be expected to have an Airadigm Material Adverse Effect or which causes or is likely to cause a breach of any of Airadigm's covenants, representations and warranties hereunder, (ii) any claim, action or proceeding which seeks to enjoin or delay the consummation of the Transactions, and (iii) any event, occurrence, transaction or other item that would have been required to have been disclosed on any Exhibit or Schedule delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof. No disclosure by Airadigm pursuant to this Section 4.3(f), however, shall be deemed to amend or supplement the Exhibits or Schedules hereto or to prevent or cure any misrepresentation, breach of warranty or breach of covenant;

     (g) Preserve its relationships with all parties to the Assigned Agreements and to perform in all respects all of its payment obligations under the Assigned Agreements according to the terms and conditions thereof;

     (h)  [Intentionally Omitted];

     (i) Obtain the Consents of any third-parties to the assignment of the Assigned Agreements set forth on Schedule 5.2;

     (j) Comply with all applicable Laws and rules relating to the Case under the Code;

     (k) Without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion, not; (i) issue any additional capital stock or other equity, (ii) incur any additional debt for borrowed money, (iii) pay any pre-petition liabilities of Airadigm, (iv) modify, amend, cancel, breach or terminate any existing agreement material to its business or waive any rights of material value thereunder, (iv) enter into any new material agreement, contract or commitment, or (vi) set aside or pay any distribution to any of the Stockholders or redeem, purchase or otherwise acquire any of the equity interests in Airadigm; and

     (l) Proceed promptly to confirm the Plan of Reorganization and obtain from the Court the Confirmation Order.

4.4  Employees. No less than sixty days prior to the Closing Date, the Company
     ---------
will provide Airadigm with a list of Employees it intends to make an offer of employment to, and on or prior to the Closing Date, (a) the Company will offer to hire each such Employee, on terms consistent with the Company's standard terms, conditions and policies for employees of similar seniority, and such Employees shall be eligible to participate in such benefit plans and programs as the Company offers to similarly situated employees all in accordance with the terms and conditions of such plans and programs, and (b) Airadigm shall terminate those of its employees to whom the Company shall not be offering employment.

4.5  Non-Solicitation.
     ----------------

     (a) From the date hereof until the Closing Date, and consistent with the LOI Order, Airadigm (and any of Airadigm's officers, directors, partners, stockholders, employees, representatives or agents) will not solicit, initiate, encourage or participate in negotiations for any purchase or sale of any of the Purchased Assets (collectively, a "Third-Party Proposal"). During such period,
                                   --------------------
Airadigm shall promptly inform the Company of the occurrence of a Third-Party Proposal and the terms thereof (including the identity of the prospective soliciting party).

     (b) If Airadigm (or any of Airadigm's officers, directors, partners, stockholders, employees, representatives or agents) breaches or threatens to commit a breach of any of the provisions of this section, (i) before confirmation of the Plan, the Company shall have the right (in addition to any other rights and remedies available to the Company at law or in equity) to the extent that Airadigm agrees to sell the Purchased Assets to a third-party, to the relief set forth in Section 1.5 of the LOI, including the Right to Match and the breakup fee, and (ii) after confirmation of the Plan, the Company shall have any and all rights and remedies available to it at law or in equity, including without limitation, the right to specific performance hereunder, it being agreed by the parties that monetary damages would be an insufficient remedy for any such breach.

4.6  Lien Searches. Airadigm shall deliver to the Company UCC, tax and judgment
     -------------
lien search reports issued by all applicable jurisdictions with respect to the Purchased Assets (the "Search Results") dated no earlier than thirty (30) days prior to the Closing Date. If the Search Results reveal that any Liens on the Purchased Assets exist, such Liens shall be removed pursuant to the Plan and the Confirmation Order as of the Closing.

4.7  [Intentionally Omitted].
     -----------------------

4.8  [Intentionally Omitted].
     -----------------------

4.9  [Intentionally Omitted].
     -----------------------

                                  ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF AIRADIGM
                  ------------------------------------------

          As a material inducement for the Company to enter into this Agreement and to consummate the Transactions, Airadigm hereby represents and warrants as follows, except to the extent that these representations and warranties are inconsistent with the facts that (i) Airadigm currently operates under the protection of Chapter 11 of the Bankruptcy Code, and (ii) the FCC has taken the position that the PCS Licenses are cancelled:

5.1  Organization, Power and Authority.
     ---------------------------------

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin and has the requisite corporate power and authority to own, lease and operate the Purchased Assets and, to carry on its business as now being conducted.

     (b) Subject to entry of the Confirmation Order, it has the corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

     (c) It is duly qualified to do business in each jurisdiction where the Purchased Assets are used or the nature of its activities makes such qualification necessary, other than any such jurisdiction in which the failure to be so qualified would not have an Airadigm Material Adverse Effect. Airadigm is qualified to do business only in Wisconsin, Michigan, Minnesota and Iowa.

     (d) The execution and delivery of this Agreement and each of the Related Agreements by it, and the performance by Airadigm of its obligations thereunder, have been duly and validly authorized by its Board of Directors and, pursuant to the LOI Order and subject to entry of the Confirmation Order, by the Court and no other proceedings on Airadigm's part which have not been taken are necessary to authorize this Agreement or the Related Agreements or to consummate the Transactions.

     (e) This Agreement and each of the Related Agreements have been duly executed and delivered by it and, upon entry of the Confirmation Order by the Court, constitute its valid and binding obligations, enforceable against it in accordance with their terms.

5.2  Consents; No Conflicts. Neither the execution, delivery and performance by
     ----------------------
it of this Agreement or the Related Agreements nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents or any Law; (b) subject to obtaining Consents set forth on Schedule 5.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien on any of the Purchased Assets, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or the PCS Licenses or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets or (c) require any Consent, other than those set forth on Schedule
5.2. There is no fact relating to it or its Affiliates that would be expected to prevent it from consummating the Transactions or from obtaining the Consents (including the Consent of the FCC).

5.3  Litigation. Except as set forth on Schedule 5.3, there is no action, suit,
     ----------
audit, investigation or proceeding at law or in equity by any Person or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or to the knowledge of Airadigm, threatened, nor to Airadigm's knowledge, is there any basis therefor
(a) against Airadigm or any of the Purchased Assets, (b) which seeks to prevent or challenge the Transactions, or (c) against any director, officer or Employee of Airadigm which relates to the affairs of Airadigm or the right of any director, officer or Employee to participate in the business of Airadigm.

5.4  FCC Compliance.
     --------------

          Except for matters arising out of facts set forth on Schedule 5.4, Airadigm is in compliance with FCC Law and with all applicable rules, regulations and policies of the FCC. Except for matters arising out of facts set forth on Schedule 5.4, no event has occurred which (a) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, the PCS Licenses; or (b) adversely affects or could reasonably be expected in the future to adversely affect any of the rights of the Company, except for legislation or rule making of general applicability. Except for matters arising out of facts set forth on Schedule 5.4, Airadigm has duly filed in a timely manner all fees, filings, reports, applications, documents, instruments and information required to be filed by it under FCC Law, and all such filings are true, correct and complete in all material respects. Airadigm complied with at the time of filing initial applications for the PCS Licenses, and, except for matters arising out of facts set forth on Schedule 5.4, has since that time complied with, all eligibility and basic qualification requirements to hold PCS licenses generally and to hold the PCS Licenses specifically, including, but not limited to, (v) the spectrum cap rule of 47 C.F.R. section 20,6; (w) the non-U.S. ownership limits of Section 310(b) of the FCC Law; (x) Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. section 862; (y) the entrepreneurial eligibility requirements for C Block licenses of 47 C.F.R. section 24.809(a)(1); and (z) the very small business requirements of 47 C.F.R. section 24.820(b)(2).

5.5  Brokers. It has not employed any broker, finder or investment banker and
     -------
has not incurred and will not incur any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

5.6  [Intentionally Omitted].
     -----------------------

5.7  Licenses.
     --------

          Except for matters arising out of facts set forth on Schedule 5.4, Airadigm holds all licenses, permits and authorizations necessary to operate its PCS system as it is currently operated. Except for matters arising out of facts set forth on Schedule 5.4, there is not pending, nor to the knowledge of Airadigm, threatened against Airadigm or against the PCS Licenses, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, the PCS Licenses, which seeks the imposition of any modification or amendment with respect thereto, or which adversely affects the ability of the Company or any Designated Purchaser to employ the PCS Licenses in its business after the Closing Date. The PCS Licenses are not subject to any conditions other than those appearing on the face of the PCS Licenses themselves and those imposed by FCC Law and the FCC Debt.

5.8  Title to Purchased Assets; Encumbrances; Future Operations.
     ----------------------------------------------------------

     (a) Airadigm is the sole and exclusive legal and beneficial owner of, and has good, valid and marketable title to, all of the Purchased Assets, including all those reflected in the Financial Statements (except for such assets as may since have been sold or otherwise disposed of in the ordinary course of business or with the prior consent of the Company). None of the Purchased Assets is subject to any Lien except:

          (i)   Liens reflected on Schedule 5.8(a);

          (ii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of, the Purchased Assets by Airadigm in the operation of its business;

          (iii) Liens and leases incurred or made in the ordinary course of business which do not impair the usefulness of the Purchased Assets in the conduct of the business of Airadigm (but excluding Liens securing payment of indebtedness);

          (iv)  Liens arising by operation of law; and

          (v) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent.

     (b)  Schedule 5.8(b) sets forth an accurate, correct and complete list of
          ---------------
all depreciable Purchased Assets. The Purchased Assets are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are presently being used. Except as otherwise set forth on Schedule 5.8(b), the Purchased Assets will furnish the Company (or any Designated Purchaser) with the rights to manufacture, produce, develop, use, sell, distribute, install and service the products and to perform the same services in the same manner as presently being manufactured or performed by Airadigm and each of the Purchased Assets is in good working order and condition, ordinary wear and tear excepted.

     (c) Airadigm enjoys peaceful and undisturbed possession under the Assigned Leases. Except as set forth on Schedule 5.8(c), all such leases are in writing,
                               ---------------
valid, subsisting and in full force and effect, and there are no uncured defaults of Airadigm under such leases. There exists no event, occurrence, condition or act (including the purchase of the Purchased Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by Airadigm under any such lease.

     (d)  Schedule 5.8(d) sets forth an accurate, correct and complete list of
          ---------------
all motor vehicles operated by Airadigm and included in the Purchased Assets, whether owned or leased. All such vehicles are (a) properly licensed and registered in accordance with applicable law; (b) insured as set forth in
Schedule 5.23; and (c) in good operating condition and repair (reasonable wear
-------------
and tear excepted).

     (e) Schedule 5.8(e) sets forth an accurate, correct and complete list of all real property owned by Airadigm and included in the Purchased Assets, and except as set forth in Schedule 5.8(e), all such real property is not subject to any Lien.

5.9  Assigned Agreements.
     -------------------

     (a)  Except as set forth on Schedule 5.9(a), Airadigm has made all payments
                                 ---------------
required to be paid by it under all Assigned Agreements through and including the date hereof. Airadigm has complied in all respects with all of its obligations under the Assigned Agreements in connection with the construction by Airadigm of the cell sites identified on Schedule 2.1(b).
                                         ---------------

     (b) Each of the Assigned Agreements has been lawfully entered into and is or will be valid and in full force and effect and is or will be enforceable in accordance with its terms for the period stated in such Assigned Agreement. Except as set forth on Schedule 5.9(b), as of the date hereof, Airadigm has not
                       ---------------
received written notice from any party to any Assigned Agreement threatening cancellation of, or asserting the existence of, any outstanding disputes or defaults under any Assigned Agreement. Airadigm will not modify, amend or waive any provisions of any Assigned Agreement in a manner that would adversely affect the Purchased Assets or terminate any Assigned Agreement prior to the Closing other than in the ordinary course of business and with the prior written consent of the Company.

5.10  Environmental and Safety Laws. To the best of Airadigm's knowledge:
      -----------------------------

     (a) Airadigm, any Affiliate of Airadigm, and any Affected Property are, and have in the past been, in compliance with all, and have no liability under any, Environmental Laws and all applicable statutes, laws or regulations relating to occupational health and safety. There are no actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, which could interfere with or prevent continued compliance with all Environmental Laws.

     (b) Except as expressly authorized under applicable Environmental Laws, there is not currently, and has not in the past been, any release, emission, discharge, presence or disposal of any Materials of Environmental Concern into the environment (including the air, surface and groundwater and surface and subsurface soils) at, on, into, under, or originating at any Affected Property. No Affected Property is or has been the location of any hazardous waste treatment, storage or disposal facility, any underground storage tank, or any facilities or equipment containing asbestos or polychlorinated biphenyls. No lien has been imposed by a governmental entity or third party in connection with the presence of any Materials of Environmental Concern on any Affected Property.

     (c) Airadigm, its predecessors in interest, and any Affiliate of Airadigm have not, since inception, (i) received any written communication from a governmental, quasi-governmental or regulatory agency or other entity, citizens' group, director, officer or employee of Airadigm or other Person, alleging that Airadigm, any of its predecessors in interest or any Affiliate of Airadigm is not in compliance with or has violated any Environmental Law or any applicable statute, law or regulation relating to occupational health and safety or that Airadigm, any of its predecessors in interest or any Affiliate of Airadigm has any liability under any Environmental Law or under common law with respect to pollution and/or protection of human health and/or the environment (including, without limitation, any release, emission, discharge, presence or disposal of any Materials of Environmental Concern); (ii) received any request for information, notice or administrative inquiry under any Environmental Law; or (iii) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any Environmental Law or any liability under common law with respect to pollution and/or protection of human health and/or the environment (including, without limitation, any release, emission, discharge, presence or disposal of any Materials of Environmental Concern).

     (d) Neither Airadigm, nor any Affiliate of Airadigm, has conducted, or arranged for the conduct of, an environmental audit, investigation or assessment of any of Airadigm's facilities or operations or of any Affected Property other than in the ordinary course of business (which includes the conduct of Phase I environmental surveys). Airadigm has not received and has no knowledge of, and none of its Affiliates has received, any such audit, investigation or assessment conducted by any other party.

     (e) None of Airadigm, any Affiliate of Airadigm or any of the Stockholders or any Affiliate of any Stockholder has any knowledge of any past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal (whether at any Affected Property or at any other property) of any Materials of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against Airadigm.

     (f) Airadigm has all permits, approvals and other governmental authorizations that it is required to hold under any Environmental Law.

5.11  Compliance With Laws. With respect to the Purchased Assets (other than the
      --------------------
PCS Licenses) and to the best of its knowledge, Airadigm is in, and has operated in, compliance with all applicable Laws, including Environmental Laws and Laws relating to Taxes (other than sales and use taxes), except for failures to be in compliance which do not have an Airadigm Material Adverse Effect. Airadigm has not received notice to the effect that, or otherwise been advised that, it is not in compliance with any Laws with respect to its operations or the Purchased Assets, and Airadigm has not taken any action or failed to take any action that is a violation of any such Laws with respect to its operations or the Purchased Assets, except for action or failures which do not have an Airadigm Material Adverse Effect. This Section 5.11 is qualified in its entirety to the extent that a claim of noncompliance of Laws could be made against Airadigm or the Purchased Assets, other than the PCS Licenses, as a result of the cancellation of the PCS Licenses, if any.

5.12  Subsidiaries and Interests in Other Entities. (a) Airadigm has no
      --------------------------------------------
Subsidiaries and does not, directly or indirectly, own or control, or have any interest or the right to acquire any equity interest whatsoever in, any other corporation, limited liability company, partnership, joint venture, association or other business organization or entity, and (b) Airadigm has not made any investment in or advance of cash or other extension of credit to any Person. Other than the Stockholders, there is no Person controlling, controlled by or under control with Airadigm, nor is there any Person which on or prior to the Closing Date is or was a member of the same controlled group or affiliated service group or was under common control with Airadigm within the respective meanings of Sections 414(b), (m) and (c) of the Tax Code.

5.13  Financial Statements. Except as indicated therein and to the best of
      --------------------
Airadigm's knowledge, the financial statements, including balance sheets and statements of income and cash flow, of Airadigm which have been supplied by Airadigm to the Company as of and for the fiscal years ended June 30, 1997 and June 30, 1999, in each case audited by Airadigm's independent accountants (i) have been prepared on a consistent basis, (ii) present fairly the financial condition of Airadigm as at such date, (iii) are true, correct and complete, and
(iv) are consistent with the books and records of Airadigm (which books and records are correct and complete). Airadigm has also supplied to the Company the Base Balance Sheet and a statement of income for the nine (9) months ended as of March 31, 2000 and a monthly financial report for the month of April, 2000, each of which is attached hereto as Schedule 5.13 and, except as indicated therein,
                               -------------
(i) have been prepared in accordance with GAAP, except for the absence of footnotes to interim financial statements (ii) have been prepared on a consistent basis and, in the case of annual financial statements, following normal year-end closing procedures, (iii) present fairly the financial condition of Airadigm as at their respective dates, (iv) are true, correct and complete, and (v) are consistent with the books and records of Airadigm. Collectively, all of such financial statements, including the footnotes thereto, are the "Financial Statements." Airadigm has maintained adequate reserves for all assets and liabilities set forth on its Base Balance Sheet.

5.14  Undisclosed Liabilities.
      -----------------------

      (a) Airadigm does not have any unfunded liabilities in connection with any workers' compensation, employers' liability, or group health plan except as described in Schedule 5.14.
             -------------

      (b) Whether a liability has been disclosed or undisclosed by Airadigm, it will not be assumed by the Company and the Purchased Assets shall be free and clear of any such liability except as provided in this Agreement or in the Plan.

5.15  Assigned Agreements. The Assigned Agreements set forth on Schedules 2.1(b)
      -------------------
and 2.1(c) constitutes a complete and accurate list and compilation, as of the date hereof, of all:

      (a) Contracts with respect to the Airadigm's business, including all contracts Airadigm and its customers, suppliers and consultants other than contracts with subscribers in the ordinary course of business;

      (b) Licenses, leases, contracts and other arrangements with respect to any property of Airadigm or pursuant to which Airadigm has any right to purchase or to occupy real property or use equipment;

      (c) Contracts (written or oral) with respect to which Airadigm has any liability or obligation, contingent or otherwise, involving more than One Thousand Dollars ($1,000) or which may otherwise have any continuing effect after the Closing, or which place any material limitation on the method of conducting or the scope of Airadigm's business;

     (d)  [Intentionally omitted.]

     (e)  [Intentionally omitted.]

     (f) Agreements, contracts or instruments of Airadigm relating to the borrowing of money, or the guaranty of any obligation for the borrowing of money;

     (g) Contracts between officers, directors or Employees of Airadigm and any other Person which purport to restrict Airadigm's business activities or use of information in Airadigm's business, including without limitation any covenant not to compete;

     (h)  All confidentiality agreements to which Airadigm is a party;

     (i) All contracts or agreements between Airadigm and any federal, state or local government entity or authority; and

     (j) Any contracts, leases or other agreements referred to in any other Schedule or Exhibit hereunder, and any other contracts, instruments, commitments, plans or arrangements of Airadigm.

          Schedules 2.1(b) and 2.1(c) include with respect to each Assigned
          ---------------------------
Agreement, whether oral or written, the names of the parties, the date thereof, and its title or other general description. Each Assigned Agreement sets forth the entire arrangement and understanding between Airadigm and the respective contracting parties with respect to the subject matter thereof and, except as indicated in such Schedules, there have been no amendments or side or supplemental arrangements to or in respect of any Assigned Agreement. Airadigm has furnished to the Company true and correct copies of all written Assigned Agreements as currently in effect, and will furnish any further information that the Company may reasonably request in connection with any Assigned Agreement. Each Assigned Agreement is valid and in full force and effect, and Airadigm has performed all material obligations required to be performed by it thereunder. Airadigm is not in default under or in breach or violation of any Assigned Agreement or any other agreement, decree, order, statute or governmental rule or regulation applicable to it in a manner which has or will have an Airadigm Material Adverse Effect and the execution and delivery of this Agreement and the Related Agreements and the consummation of the Transactions will not result in the violation of any default, breach or violation of any Assigned Agreement. To the best of Airadigm's knowledge there is no event which has occurred or existing condition which constitutes, or with notice or lapse of time or both, would constitute a default under any Assigned Agreement or would cause the acceleration of any obligation of any party thereto, or give rise to any right of termination or cancellation or cause the creation of any Lien on any Purchased Asset. To the best of Airadigm's knowledge no contracting party is in default under any provision of any Assigned Agreement. With respect to each Assigned Agreement which is to be assigned to the Company (or any Designated Purchaser) pursuant to the terms hereof, the Company (or such Designated Purchaser) will succeed to all the rights and benefits of Airadigm thereunder, subject only to the obligations of Airadigm arising thereunder after the Closing Date pursuant to the terms thereof.

5.16  No Violations. The execution and delivery of this Agreement and each of
      -------------
the Related Agreements by Airadigm and the consummation of the Transactions (a) will not violate any provision of the Articles of Organization or Bylaws of Airadigm, (b) to the knowledge of Airadigm, will not violate any statute, rule, regulation, order or decree of any public body, court or authority by which Airadigm is bound or binding upon any of their respective properties or assets, and (c) to the knowledge of Airadigm, will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement, stipulation, order or other instrument to which Airadigm is a party, or by which Airadigm or any of its assets or properties is bound.

5.17  Taxes. Except as set forth on Schedule 5.17:
      -----

     (a) Airadigm has paid all Taxes that could give rise to a lien on the Assets in the hands of the Company, and there are no grounds existing pursuant to which Airadigm could be made liable for any Taxes, the liability for which could extend to Company as transferee or purchaser of the assets.

     (b) No tax is required to be withheld as a result of the transfers contemplated by this Agreement pursuant to Section 1445 of the Tax Code.

     (c) None of the assets owned by Airadigm, including, without limitation, the Purchased Assets, is property that is required to be treated as owned by any other Person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Tax Code.

5.18  Conduct of Business; Absence of Adverse Changes. Since the date of the LOI
      -----------------------------------------------
(January 24, 2000), except as otherwise contemplated by this Agreement, Airadigm has conducted its business only in the usual and ordinary course, and there has been (i) no sale, transfer or other disposition of any of the assets or capital stock of Airadigm; (ii) no Lien placed upon Airadigm's assets including the Purchased Assets; and (iii) no other event or condition known to Airadigm which adversely affects, or which is reasonably likely to adversely affect, the Purchased Assets or the condition (financial or otherwise), operations, affairs, prospects, assets or liabilities of Airadigm.

          In particular, and without limiting the generality of the foregoing since the date of the LOI (January 24, 2000), Airadigm has not done any of the following, except as set forth on Schedule 5.18 or as otherwise contemplated
                                  -------------
herein or except in the ordinary course of business:

          (i)   change its method of management or operations;

          (ii) make any loan to, or enter into any other transaction with, any of its directors, officers, Employees or Stockholders, or any member of their respective families, or any Affiliate of any Stockholder;

          (iii) adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or

Employees (or take any such action with respect to any of its Benefit Arrangements or Employee Plans);

          (iv) directly or indirectly redeem, purchase or otherwise acquire or dispose of any properties or assets;

          (v) subject any of its properties or assets, including the Purchased Assets, to any Lien;

          (vi) make any change in the accounting methods or practices employed by Airadigm in respect of the business of Airadigm;

          (vii) delay or postpone the payment of its accounts payable and other liabilities;

          (viii) enter into any contract or commitment involving in any instance aggregate payment by Airadigm of more than One Thousand Dollars ($1,000) or extending beyond the Closing Date, except in connection with the transactions contemplated hereby or in the ordinary course of business consistent with past practice;

          (ix) take any other action which would be reasonably expected to materially adversely affect or detract from the value of the Purchased Assets;

          (x) waive any rights of material value or modify, amend, alter, breach or terminate any Assigned Agreement;

          (xi) grant or amend any license or sublicense of any of its rights under or with respect to any of its Intellectual Property;

          (xii) directly or indirectly offer, solicit or entertain offers for or take any other action with a view to the sale of all or any substantial part of the assets, capital stock or business of Airadigm, other than as contemplated by the LOI;

          (xiii) terminate the services of any Employee, consultant or agent of Airadigm;

          (xiv) increase the compensation payable or to become payable to any officer, director, Employee, consultant, or agent of Airadigm or make or enter into any bonus payment arrangement with any officer, director, Employee, consultant, or agent, or hire or engage any additional management personnel, consultants or contractors for the business of Airadigm; and/or

          (xv) modify, amend, cancel or terminate any existing agreement material to its business, including the making of any substantial prepayment on any existing obligation.

5.19  Intellectual Property; Trade Secrets; Software. Airadigm owns or has the
      ----------------------------------------------
right to use all Intellectual Property necessary to the conduct of its business.
Schedule 5.19(a) contains a list of all Intellectual Property and registrations
----------------
and applications for the foregoing. Airadigm has clear and unencumbered title to the Intellectual Property set forth in Schedule 5.19(a) which is listed as owned
                                       ----------------
by Airadigm and such title has not been challenged or threatened by others except for the Liens listed at Schedule 5.19(a). No rights or licenses to use Intellectual
                    ----------------
Property have been granted or acquired by Airadigm except those listed at
Schedule 5.19(a). Except as listed at Schedule 5.19(a), there have been (i) no
----------------                      ----------------
claims or assertions made by others that Airadigm has infringed any rights to any Intellectual Property of others by the sale of products or any other activity in the preceding six (6) year period and (ii) no infringements by Airadigm during this period. Except as listed at Schedule 5.19(a), Airadigm has
                                                 ----------------
not received notice of, and has no knowledge of, any infringement or allegation of infringement of Intellectual Property of Airadigm by others. All such patents, registered trademarks, service marks, and copyrights owned by Airadigm are in good standing, and are recorded on the public record in the name of Airadigm. All rights of Airadigm in and to the Intellectual Property are transferable to the Company (or any Designated Purchaser) as contemplated herein without any consent or other approval which has not been obtained. The operation of the Airadigm business by the Company (or any Designated Purchaser) after the Closing in the manner and geographic areas in which it is currently conducted by Airadigm will not interfere with or infringe upon any patent or trademark or any asserted rights of others with respect to the current trade dress or packaging of any products. Airadigm is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any Intellectual Property. Airadigm has all right, title and interest necessary for the non-infringing publication, reproduction, preparation of derivative works, distribution, public performance, public display and importation of the Intellectual Property. No filing or recording fees, stamp or transfer taxes or other fees, costs or taxes of any kind will be payable by any Subsidiary, the Company (or any Designated Purchaser) in connection with the consummation of the transactions contemplated hereby.

     (b)  Schedule 5.19(b) sets forth an accurate, correct and complete list and
          ----------------
summary description of all information in the nature of know-how, trade secrets or proprietary information which provides Airadigm with an advantage over competitors who do not know or use it, including formulae, patterns, molds, tooling, inventions, industrial models, processes, designs, devices, compilations of information, copyrightable material and technical information, if any, relating to Airadigm (the "Technical Information"). All Technical
                                   ---------------------
Information:

          (i) Is owned solely and exclusively by Airadigm and Airadigm is solely responsible for the development of such Technical Information;

          (ii) Is fully and completely documented and in condition for conveyance to and readily usable by the Company; and

          (iii) Has been continuously maintained in confidence by taking reasonable precautions to protect the secrecy of all Technical Information and prevent disclosure to unauthorized parties.

          All Technical Information and any copies thereof shall be delivered to the Company (or any Designated Purchaser) at Closing. Airadigm has no knowledge of any violation of any trade secret rights or copyrights with respect to such Technical Information. Only the individuals named in Schedule 5.19(b), which
                                                      ----------------
describes their relationship with

Airadigm, have had access to the Technical Information, and each such individual has signed a non-disclosure pact regarding such Technical Information.

          (c) Airadigm has all necessary right, title and interest to all electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, source codes, input data, routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and other related material used by it (collectively the "Software"). Schedule
                                                     --------    --------
5.19(c) sets forth an accurate, correct and complete list and summary
-------
description of all Software and identifies (i) Software which is owned by Airadigm and any licenses thereof; (ii) Software which is licensed to Airadigm and whether any copies of such licensed Software have been made; (iii) any other Software in which Airadigm has any use, possessory or proprietary rights; and
(iv) all pending Software development projects, together with an identification of the persons undertaking such projects. With respect to the Software:

               (i) All Software documentation is current, accurate and sufficient in detail and content to identify and explain the nature thereof, and to allow its full and proper use by the Company (or any Designated Purchaser) without reliance on the special knowledge or memory of others;

               (ii) No proprietary rights in any Software have been transferred, whether by sale, assignment or license, or have been lost for any reason, within the past two years;

               (iii) All Software is presently protectable, and is not part of the public knowledge or literature, nor has any Software been used, divulged or appropriated for the benefit of any other person, or to the detriment of Airadigm;

               (iv) Airadigm's rights in the Software are free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others;

               (v) Airadigm has taken appropriate measures to protect the secrecy, confidentiality and value of the Software;

               (vi) Airadigm has received no notice of any violation of trade secret rights, copyrights or other proprietary rights with respect to any Software and knows of no basis therefor; and

               (vii) Any copies of Software are in Airadigm's possession and control.

               The term "computer software programs" includes any set of arithmetic and/or logical instructions meant to run on, or to control the operation of, any computer, (i) whether the instructions are a complete program, a collection of programs making up a subsystem or subroutine, or meant to operate in conjunction with other Software, and (ii) whether the instructions must be run through another computer program (i.e., a "compiler") before being usable on a computer, whether be used at execution time in conjunction with another computer program (i.e., an "interpreter") or whether such instructions are in a form that can be run on a computer "as is", except for any necessary interfaces with the computer's microcode, operating system or reference-resolving routines (i.e., "loaders" or "linkage editors"). Nothing in this

Section 5.19 shall be construed to impair the ability of Airadigm to reject any contract with the approval of the Court and the Company.

5.20  Compliance with Laws. Airadigm presently holds and, at all times prior to
      --------------------
the Closing, has held all material permits, licenses, certificates, approvals, registrations and authorizations (collectively, "Permits") necessary or appropriate for the conduct of its business. All such presently held Permits are listed on Schedule 5.20. The consummation of the Transactions will not render such Permits invalid or otherwise require any prior governmental approvals except as contemplated by this Agreement. Airadigm has not received any notice from any federal, foreign, state or local governmental agency, and Airadigm has no knowledge or reason to believe, that Airadigm's operation of its business violates any federal, state or local Law, regulation, order or restriction. Airadigm has operated its business in material compliance with all applicable Laws, including all Laws and regulations relating to employment, occupational safety and health, product certifications, environmental matters and public bidding for federal, state or local government contracts. Airadigm is not in violation of any federal, state or local statute, ordinance, judgment, decree, order or governmental rule, regulation, policy or guideline applicable to Airadigm in a manner which could materially adversely affect its condition (financial or otherwise), operations, affairs or prospects, the Transactions or the Purchased Assets.

5.21  Employees and Compensation.
      --------------------------

      (a)  Schedule 5.21(a) sets forth an accurate, correct and complete list
           ----------------
and summary description of all material agreements, arrangements or understandings, written or oral, with officers, directors and Employees of Airadigm, regarding services to be rendered, terms and conditions of employment, and compensation (the "Employment Contracts").
                       --------------------

     (b)  Schedule 5.21(b) sets forth an accurate, correct and complete list of
          ----------------
all Employees of Airadigm, including name, title or position, the present annual compensation (including bonuses, commissions and deferred compensation), years of service and any interests in any incentive compensation plan. Schedule 5.21
                                                                 -------------
sets forth an accurate, correct and complete list of each Employee who may become entitled to receive supplementary retirement benefits or allowances, whether pursuant to a contractual obligation or otherwise, and the estimated amounts of such payments. Except as set forth on Schedule 5.21(b), Airadigm has
                                                 ----------------
not (i) paid, or made any accrual or arrangement for the payment of, bonuses or special compensation of any kind, including any severance or termination pay, to any present or former officer or Employee, (ii) made any general wage or salary increases or (iii) increased or altered any other benefits or insurance provided to any Employee. No Employee is eligible for payments that would constitute "parachute payments" under Section 280G of the Tax Code.

     (c) There are no controversies pending or, to the knowledge of Airadigm, threatened involving any group of Employees, except individual grievances under any collective bargaining agreement, which, in the aggregate, are not material. Airadigm has not suffered or sustained any work stoppage and no such work stoppage is threatened. No union organizing or election activities involving any nonunion employees of Airadigm are in progress or, to the knowledge of Airadigm, threatened.

      (d) To the best of Airadigm's knowledge: (i) Airadigm has complied with all laws, rules and regulations relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, occupational health and safety, severance, collective bargaining and the payment of social security and other taxes. (ii) Except as disclosed in Schedule 5.21(d), there is not and will
                                         ----------------
not be any duty, responsibility, liability or obligation under any laws, rules or regulations relating to employment or any common law trust or contractual duty or standard of care arising from an employment relationship attributable to an event occurring or a state of facts existing prior to the Closing Date. (iii) As of the Closing Date, Airadigm shall have complied with the Worker Adjustment and Retaining Notification Act and its regulations, as applicable.

5.22  Employee Benefits.
      -----------------

      (a)  Except as disclosed on Schedule 5.22, there are no Employee Plans or
                                  -------------
Benefit Arrangements maintained or contributed to by Airadigm.

      (b) Airadigm has delivered to the Company true and complete copies of all documents, as they may have been amended to the date hereof, as well as working copies, embodying or relating to Employee Plans and Benefit Arrangements. Except as disclosed in Schedule 5.22, there have been no written or oral communications
                -------------
with respect to any Employee Plan or Benefit Arrangement with the IRS, U.S. Department of Labor, PBGC or the Securities and Exchange Commission, or with any other federal, state or local government entity. Airadigm shall further make available to the Company any documents or other information relating to the Employee Plans or Benefit Arrangements as may be reasonably requested by the Company.

      (c) All Employee Plans and Benefit Arrangements are now, and have always been, established, maintained and operated in material accordance with all applicable laws (including ERISA and the Tax Code).

      (d)  Except as disclosed in Schedule 5.22, each Employee Plan and Benefit
                                  -------------
Arrangement is now and has always been established in writing. With respect to any Employee Plan or Benefit Arrangement not established in writing, a true and complete description of such Employee Plan or Benefit Arrangement is set forth in Schedule 5.22.
   -------------

      (e)  Except as set forth in Schedule 5.22, each Employee Plan and Benefit
                                  -------------
Arrangement intended to meet the requirements under Section 401(a) of the Tax Code has received a favorable, unrevoked determination letter from the IRS with respect to the Tax Reform Act of 1986 and subsequent legislative changes to the Tax Code prior to 1996 (with its related trust having been determined by the IRS to be exempt from taxation under Section 501(a) of the Tax Code), which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect the tax-qualified status of any such Employee Plan or Benefit Arrangement.

      (f) All contributions required to be made to each Employee Plan or Benefit Arrangement have been timely and completely made.

      (g) All benefits and other payments required to be made under or by any Employee Plan or Benefit Arrangement have been completed and timely paid.

     (h)  Except as set forth on Schedule 5.22, Airadigm does not have any
                                 -------------
obligations to pay severance benefits that will arise solely as a result of this asset purchase, and no benefit obligations have given or will give rise to an "excess parachute payment," as such term is defined in Section 280G of the Tax Code.

     (i) No Employee Plan or Benefit Arrangement which is an "employee welfare benefit plan" provides for continuing benefits or coverage, including but not limited to medical, health or life insurance, to an employee or former employee following termination of employment with Airadigm other than that required by
Section 4980B of the Tax Code or Sections 601 through 609 of ERISA.

     (j) No Employee Plan is subject to Title IV of ERISA or Section 412 of the Tax Code. No Employees are, or have been, at any time, participants in any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA) or "voluntary employees' beneficiary association" (within the meaning of 501(c)(9) of the Tax Code) by virtue of their employment with Airadigm.

     (k) There is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or to the knowledge of Airadigm, threatened, alleging any breach of the terms of any Employee Plan or Benefit Arrangement or of any fiduciary duties thereunder or violation of any applicable law with respect to any Employee Plan or Benefit Arrangement, nor any arbitration, proceeding or investigation.

          Solely for purposes of this Section 5.22, the term Airadigm includes any controlled group (within the meaning of Section 414(b) of the Tax Code) of which Airadigm is a member, all trades or businesses under common control (within the meaning of Section 414(c) of the Tax Code) of which Airadigm is a member, and all affiliated service groups (within the meaning of Section 414(m) of the Tax Code) of which Airadigm is a member. Except as disclosed on Schedule
                                                                        --------
5.22, Airadigm is not a member of any controlled group, any trade or business
----
under common control, or any affiliated service group.

5.23  Insurance. Schedule 5.23 describes all insurance policies maintained by
      ---------
Airadigm as of the date of this Agreement.

5.24  Year 2000 Compliance. To the best of its knowledge, Airadigm is Year 2000
      --------------------
Compliant.

5.25  [Intentionally Omitted]
      ------------------------

5.26  Banking Relationships; Investments. All of the arrangements which Airadigm
      ----------------------------------
has with any banking institution are completely and accurately described in all material respects in Schedule 5.26, indicating with respect to each such arrangement the type of arrangement maintained (including, without limitation, checking account, borrowing arrangement, lockbox or safe deposit box) and the Person or Persons authorized in respect thereto. Schedule 5.26 sets forth an accurate, correct and complete list of all certificates of deposit, debt or equity securities and other investments owned beneficially or of record by Airadigm ("Investments"). Airadigm has good and marketable title to all Investments. The Investments reflected on the Base Balance

Sheet are, (a) properly valued at the lower of cost or market, (b) readily marketable, and (c) fully paid and not subject to assessment or other claims upon the holder thereof.

5.27  Accounts Receivable. All notes and accounts receivable of Airadigm are
      -------------------
accurately reflected on its books and records and are valid receivables subject to no setoffs or counterclaims. All accounts receivable of Airadigm arose out of bona fide transactions in the ordinary course of business.

5.28  [Intentionally Omitted].
      -----------------------

5.29  Transactions with Affiliates. Since its inception, there has not been any
      ----------------------------
dividend or other distribution of assets by Airadigm to its stockholders. Except as set forth in Schedule 5.29, to the best knowledge of Airadigm, no Affiliate:

      (a) Owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of Airadigm;

      (b) Has any cause of action or other claim whatsoever against or owes any material amount to, or is owed any material amount by, Airadigm;

      (c) Has any interest in or owns any property or right used in the conduct of Airadigm's business operations;

      (d) Has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of Airadigm;

      (e) Is a party to any contract, lease, agreement, arrangement or commitment used by Airadigm; or

      (f) Received from or furnished to Airadigm any goods or services (with or without consideration) since its inception.

5.30  Bankruptcy.
      ----------

      (a) Adequate notice of and opportunity for hearing will have been given of, and the Court will have been adequately and accurately informed of the material facts relating to the approval of the Disclosure Statement and the confirmation of the Plan such that there will be no valid basis for the Order approving the Disclosure Statement or the Confirmation Order to be lawfully challenged or dissolved by reason of insufficient notice, insufficient opportunity for hearing or inadequate or inaccurate disclosure of material facts;

      (b) The consummation of the Transactions contemplated by this Agreement will not violate or be in conflict with any provision of the Code or orders entered in the Case by the Court;

      (c) Approval of the Disclosure Statement and confirmation of the Plan will have been autho rized by all necessary action of the Court;

     (d) Each entity other than Airadigm's estate having an interest in the Purchased Assets (or any portion thereof) being conveyed to the Company pursuant to this Agreement and the Plan will have received due and sufficient notice under the Code and the Federal Rules of Bankruptcy Procedure;

     (e) Upon completion of the Transactions contemplated by this Agreement, the Company (or any Designated Purchaser) will receive possession of and title to the Purchased Assets free and clear of any mortgage, pledge, claim, lien, charge, encumbrance or security interest; and

     (f) The period for filing all proofs of claim (other than claims for rejection of an executory contract or lease) in the Case expired on March 10, 2000, and no further valid proofs of claim (except rejection claims) may be lawfully filed without leave of the Court.

                                  ARTICLE VI.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to Airadigm as follows:

6.1  Organization, Power and Authority.
     ---------------------------------

     (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

     (b) It has the requisite power and authority to execute, deliver and perform this Agreement, each of the Related Agreements, and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

     (c) The Company is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the Purchased Assets or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Company Material Adverse Effect or a material adverse effect on the Transactions.

     (d) The execution and delivery of this Agreement and each of the Related Agreements by the Company and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and no other proceedings on its part which have not been taken (including approval of its members) are necessary to authorize this Agreement or the Related Agreements or to consummate the Transactions.

     (e) This Agreement and each of the Related Agreements has been duly executed and delivered by the Company and constitutes their valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally or may be subject to general principles of equity.

     (f) The Company (or the Designated Purchaser) is (or will be upon filing an application with the FCC pursuant to Section 4.1(d)(i)) a Designated Entity under the FCC Law, and in all other respects fully qualified to be the assignee.

6.2  Consents; No Conflicts. Neither the execution, delivery and performance by
     ----------------------
the Company of this Agreement or any of the Related Agreements, nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on Schedule 6.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien on its assets, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent other than those set forth on Schedule 6.2, or the approval of the Company's Board of Directors or its stockholders (which approvals have been obtained), except where such breach, violation, default, Lien or right would not have a Company Material Adverse Effect or a material adverse effect on the Transactions. There is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement or that would disqualify the Company from obtaining the Consents (including the Consent of the FCC) required in order to consummate the Transactions as provided for in this Agreement.

6.3  Litigation. There is no action, proceeding or investigation pending or, to
     ----------
the Company's knowledge, threatened against it or any of its properties or assets that would have a material adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement, or which seeks to prevent or challenge the Transactions.

                                 ARTICLE VII.
                              CLOSING CONDITIONS
                              ------------------

7.1  Conditions to Obligations of All Parties. The obligation of each of the
     ----------------------------------------
parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties at or prior to Closing:

     (a) Any applicable waiting period under the HSR Act shall have expired or been terminated or the Transactions shall have been approved.

     (b) The Consent of the FCC to the License Transfer shall have been obtained pursuant to a Final FCC Order, free of any conditions materially adverse to the Company (or any Designated Purchaser) or Airadigm, other than those applicable to the PCS or wireless communications services industry generally. For the purposes of this paragraph, "Final FCC Order" means an
                                                ---------------
action or decision that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

     (c) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) required to permit the consummation of the Transactions shall have been obtained and shall have become final and nonappealable.

     (d) The Confirmation Order shall have been entered and shall not have been reversed, vacated or stayed.

     (e) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transactions or prohibit such consummation, or (ii) impair in any material respect the operations of the Purchased Assets.

7.2  Conditions to Obligations of the Company. The obligation of the Company to
     ----------------------------------------
consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions unless waived by the Company, at or prior to Closing:

     (a) The representations and warranties of Airadigm contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except for representations made as of a specified date, which shall be true and correct as of such date, and except for representations and warranties that are qualified as to materiality which shall be true and correct in all respects) with the same force and effect as though made at and as of such time.

     (b) Airadigm shall have performed and complied with in all respects all agreements and covenants contained herein required to be performed by it at or before the Closing.

     (c) Airadigm shall have delivered to the Company (or, if applicable, to any Designated Purchaser) the documents required pursuant to Section 3.2(f)(i).

     (d) Releases, duly executed by the appropriate parties (other than with respect to Assumed Liabilities), releasing each of the Liens upon the Purchased Assets, each in form and substance reasonably satisfactory to the Company (or, if applicable, to any Designated Purchaser) shall have been obtained and delivered to the Company (or, if applicable, to any Designated Purchaser).

     (e) All Consents shall have been obtained and delivered to the Company (or, if applicable, to any Designated Purchaser).

     (f)  [Intentionally omitted].

     (g)  [Intentionally omitted].

     (h)  [Intentionally omitted].

     (i)  [Intentionally omitted].

     (j) This Agreement and the transactions contemplated by this Agreement will have been duly authorized by all necessary action of the Court and the order approving the Disclosure Statement and the Confirmation Order shall be in full force and effect.

     (k) The Confirmation Order in form and substance reasonably satisfactory to the Company substantially in the form set forth in Schedule 3.2(f)(i)(A), shall have been entered upon appropriate notice to the appropriate parties in interest entitled thereto in the Case.

     (l) All of the Court orders referred to in this Agreement, including the Confirmation Order, shall have been entered and shall not be subject to appeal, review, or reconsideration, except that an appeal has been filed and no stay shall have been obtained.

     (m) On the Closing Date, no order (including any order staying the Confirmation Order) of any court or administrative agency shall be in effect which restrains preliminarily or otherwise, or prohibits the transactions contemplated by this Agreement.

     (n) Consistent with this Agreement, and pursuant to the Code, the Purchased Assets shall be conveyed to the Company (or any Designated Purchaser) free of any liens, except for the PCS Licenses which shall be subject to the FCC Debt, which FCC Debt (or any loan incurred to pay the FCC Debt) shall be assumed by the Company (or any Designated Purchaser) and which assumption shall be approved by the FCC.

7.3  Conditions to the Obligations of Airadigm. The obligation of Airadigm to
     -----------------------------------------
consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by Airadigm, at or prior to
Closing:

     (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date and except for representations and warranties that are qualified as to materiality which shall be true and correct in all respects) with the same force and effect as though made at and as of such time.

     (b) The Company shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

     (c) The Company shall have delivered to Airadigm the documents required pursuant to Section 3.2(f)(ii).

                                 ARTICLE VIII.
                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

8.1  Survival. The representations and warranties and covenants made in this
     --------
Agreement shall expire at the Closing except to the extent otherwise provided in the Plan.

                                  ARTICLE IX.
                                  TERMINATION
                                  -----------

9.1  Termination. In addition to any other rights of termination set forth
     -----------
herein, this Agreement may be terminated, and the Transactions abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

     (a)  by mutual written consent of the parties;

     (b) by any party by written notice to the other party, if the Closing shall not have occurred within six months after the date of the FCC Public Notice of the filing of the application for Consent from the FCC, provided, that such failure is not due to a breach of the Agreement by the party seeking to terminate, and provided, that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement or in breach of its obligations under the working capital loan pursuant to the letter agreement attached as Schedule 2.4 or pursuant to any definitive loan agreements entered into pursuant thereto, and provided further that Airadigm shall not have the right to terminate under this subsection at any time when the Company is obligated to provide monthly advances pursuant to the terms of the working capital loan referred to in Section 2.4.

     (c) by any party by written notice to the other party, if the consummation of the Transactions shall be prohibited by a Final Order, decree or injunction of a court of competent jurisdiction; or

     (d) By either party in the event that the FCC denies the relief requested in the FCC Petition.

     (e) By either party by written notice to the other party in the event that such other party is in breach of this Agreement and such other party has failed to cure such breach within thirty (30) days of receiving notice that it is in breach from the terminating party; provided that the terminating party is in full compliance with the terms and conditions of this Agreement; and provided further that the terminating party may terminate this Agreement immediately if the nature of the breach makes it incapable of being cured.

          Neither the Company nor Airadigm shall have any right to terminate this Agreement until twelve months after the date of the FCC Public Notice if the delay in Closing is caused by the absence of requisite FCC approval of the transactions contemplated by this Agreement due to the filing of any petition with the FCC seeking to deny such approval or seeking reconsideration of such approval.

9.2  Effect of Termination. In the event of a termination of this Agreement, no
     ---------------------
party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

     (b) In the event of a termination of this Agreement pursuant to Section 9.1, all provisions of this Agreement except Section 4.2 and Article X shall terminate, except that nothing herein will relieve any party from liability for any breach of this Agreement.

     (c) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

                                  ARTICLE X.
                           MISCELLANEOUS PROVISIONS
                           ------------------------

10.1  Amendment and Modification.
      --------------------------

          This Agreement may be amended, modified or supplemented only by written agreement signed by each of the parties.

10.2  Waiver of Compliance; Consents.
      ------------------------------

          Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

10.3  Notices.
      -------

          All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided, that notice of a change of address shall be effective only upon receipt thereof):

          If to the Company, to it at:

          RW Acquisition L.L.C.
          1010 North Glebe Road, Suite 800
          Arlington, Virgina  22201
          Attn: Thomas H. Sullivan
          Facsimile: (703) 236-1376

          With a copy to:

          Alicia M.V. Wyman
          Mintz Levin Cohn Ferris Glovsky & Popeo, PC
          One Financial Center
          Boston, MA 02111
          Facsimile: (617) 542-2241

          If to Airadigm, to it at:

          Airadigm Communications, Inc.
          2301 Keble Drive
          Little Chute, WI 54140
          Attn: President

          With a copy to:

          Kravit, Gass, Hovel & Leitner, S.C.
          825 North Jefferson
          Milwaukee, WI 53202
          Attn:  Leonard G. Leverson
          Facsimile (414) 271-8135

10.4  Designated Purchasers.
      ---------------------

          It is understood and agreed between the parties that the Company may assign to TeleCorp PCS, Inc. ("TeleCorp"), or its parent company, if any, and any one or more of its direct or indirect subsidiaries (each a "Designated Purchaser") both the rights to purchase all or part of the Purchased Assets hereunder and the corresponding obligations; provided, however, that (a) upon any such assignment, the Company shall remain liable for all such obligations in the event that TeleCorp fails to perform hereunder in accordance with its terms and Airadigm is not otherwise in breach and (b) neither TeleCorp nor the Company shall reassign the right to receive the PCS Licenses to a Designated Purchaser in a manner which will require an additional or supplemental filing with the FCC so as to cause a delay in the Closing.

10.5  Parties in Interest; Assignment. This Agreement is binding upon and is
      -------------------------------
solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Other than as specifically provided for herein, neither party may assign its rights and obligations hereunder without the prior written consent of the other.

10.6  Applicable Law. This Agreement shall be governed by and construed in
      --------------
accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the Court for any litigation arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the Court and agrees not to plead or claim in the Court that such litigation brought therein has been brought in an inconvenient forum.

10.7   Counterparts. This Agreement may be executed in two or more counterparts,
       ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

10.8   Interpretation. The article and section headings contained in this
       --------------
Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

10.9   Entire Agreement. This Agreement, including the Schedules hereto and the
       ----------------
certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transactions. This Agreement supersedes all prior agreements and understandings between the parties with respect to the Transactions.

10.10  Press Release.
       -------------

          Other than as specifically required by the Court, so long as this Agreement is in effect, the parties agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by a party shall disclose any of the financial terms of the Transactions without the prior consent of the other party, except as may be required by Law or the Court. A breach of the provisions of this Section 10.10 by a party shall not give rise to any right to terminate this Agreement.

10.11  Specific Performance. The parties hereto agree that irreparable damage
       --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court.

10.12  Remedies Cumulative. All rights, powers and remedies provided under this
       -------------------
Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

10.13  Severability. Any provision of this Agreement that is prohibited or
       ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

10.14  Beneficiaries of Agreement. Subject to Section 10.4, the representations,
       --------------------------
warranties, covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise. Without limiting the foregoing, nothing contained in this Agreement shall confer upon any Employee any right with respect to continued employment by Airadigm or the Company.

10.15  Guarantee. By executing this Agreement, AWS hereby guarantees the due and
       ---------
punctual performance by the Company of the Company's commitments and obligations under this Agreement. Airadigm shall be an intended third party beneficiary of the guarantee by AWS of these commitments, and shall have the ability to enforce directly this guarantee.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              RW ACQUISITION L.L.C.

                              By:______________________________________
                                 Name:
                                 Title:

                              AIRADIGM COMMUNICATIONS, INC.

                              By:______________________________________
                                 Name:
                                 Title:

                              Guarantee pursuant to Section 10.15:

                              AT&T WIRELESS SERVICES, INC.

                              By:______________________________________
                                 Name:
                                 Title:

                                  EXHIBIT 2.4
                                  -----------

                         FORM OF MANAGEMENT AGREEMENT
                         ----------------------------